                                                                     Exhibit 4.1


                       FOUNDATION CAPITAL RESOURCES, INC.,

                                     Issuer

                                       And

                             RELIANCE TRUST COMPANY

                                     Trustee

                                    INDENTURE

                           Dated as of January 1, 2002

                                   Related to

                       FOUNDATION CAPITAL RESOURCES, INC.

                          CERTIFICATES OF INDEBTEDNESS

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01      General Definitions ....................................   6

                                   ARTICLE II
                                THE CERTIFICATES

Section 2.01      Forms Generally ........................................  13
Section 2.02      Forms of Certificates and Certificate of
                  Authentication .........................................  14
Section 2.03      Certificates Issuable; Provisions With Respect to
                  Principal and Interest Payments ........................  15
Section 2.04      Denominations ..........................................  15
Section 2.05      Execution, Authentication, Delivery and Dating .........  15
Section 2.06      Temporary Certificates .................................  16
Section 2.07      Initial Registration, Registration of Transfer .........  16
Section 2.08      Mutilated, Destroyed, Lost or Stolen Certificates ......  17
Section 2.09      Payments of Principal and Interest .....................  17
Section 2.10      Persons Deemed Owners ..................................  18
Section 2.11      Cancellation ...........................................  18
Section 2.12      Authentication and Delivery of Certificates ............  18

                                  ARTICLE III
                                   COVENANTS

Section 3.01      Payment of Certificates ................................  19
Section 3.02      Maintenance of Office or Agency ........................  19
Section 3.03      Establishment of Certificate Payment Account and
                  Money for Certificate Payments to be Held in Trust .....  19
Section 3.04      Maintenance of Existence; Consolidation or Merger ......  20
Section 3.05      Warranty of Title and Authority to Pledge ..............  20
Section 3.06      Protection Of Title ....................................  20
Section 3.07      Negative Covenants .....................................  21
Section 3.08      Annual Statement as to Compliance ......................  21
Section 3.09      Tax Treatment ..........................................  22
Section 3.10      Financial Covenant .....................................  22
Section 3.11      Establishment of Proceeds Escrow Account ...............  22

                                   ARTICLE IV
                                 PLEDGED ASSETS

Section 4.01      Holding Of Pledged Assets ..............................  22
Section 4.02      Disposition of Payments on Pledged Assets ..............  22
Section 4.03      Consents, Waivers and Modifications ....................  23
Section 4.04      Rights of Trustee and Issuer After Event of Default ....  24
Section 4.05      Establishment of Eligible Collateral Account and
                  Investment by Trustee ..................................  24
Section 4.06      Performance of Obligations .............................  24
Section 4.07      Valuation of Pledged Assets ............................  24
Section 4.08      Maintenance of Eligible Collateral .....................  25
Section 4.09      Withdrawal or Substitution of Pledged Assets ...........  25
Section 4.10      Protection of Pledged Assets ...........................  27

                                   ARTICLE V
                             DEFAULTS AND REMEDIES

Section 5.01      Event Of Default .......................................  27
Section 5.02      Acceleration Of Maturity; Rescission And Annulment .....  28
Section 5.03      Collection of Indebtedness and Suits for Enforcement
                  by Trustee .............................................  29
Section 5.04      Remedies ...............................................  30
Section 5.05      [RESERVED] .............................................  30
Section 5.06      Trustee May File Proofs of Claim .......................  30
Section 5.07      Trustee May Enforce Claims Without Possession of
                  Certificates ...........................................  31
Section 5.08      Application of Money Collected .........................  31
Section 5.09      Limitation on Suits ....................................  31
Section 5.10      Unconditional Rights of Holders to Receive Principal
                  and Interest ...........................................  32
Section 5.11      Restoration of Rights and Remedies .....................  32
Section 5.12      Rights and Remedies Cumulative .........................  32
Section 5.13      Delay or Omission Not Waiver ...........................  32
Section 5.14      Control by Holders .....................................  33
Section 5.15      Waiver of Past Defaults ................................  33
Section 5.16      Undertaking for Costs ..................................  33
Section 5.17      Waiver of Stay or Extension Laws .......................  34
Section 5.18      Sale of Pledged Assets .................................  34
Section 5.19      Action on Certificates .................................  35

                                   ARTICLE VI
                                  THE TRUSTEE

Section 6.01      Duties of Trustee ......................................  35
Section 6.02      Notice of Default ......................................  36
Section 6.03      Rights of Trustee ......................................  36
Section 6.04      Not Responsible For Recitals or Issuance of
                  Certificates ...........................................  37
Section 6.05      May Hold Certificates ..................................  38
Section 6.06      Money Held In Trust ....................................  38
Section 6.07      Compensation and Reimbursement .........................  38
Section 6.08      Resignation and Removal; Appointment of Successor ......  39
Section 6.09      Acceptance of Appointment by Successor .................  40
Section 6.10      Merger, Conversion, Consolidation or Succession to
                  Business Of Trustee ....................................  40
Section 6.11      Disqualification; Conflicting Interests ................  40
Section 6.12      Corporate Trustee Required; Eligibility ................  41
Section 6.13      Preferential Collection of Claims Against Issuer .......  41

                                  ARTICLE VII
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.01      Issuer to Furnish Trustee Names and Addresses of
                  Holders ................................................  41
Section 7.02      Preservation of Information ............................  41
Section 7.03      Reports by Trustee .....................................  41
Section 7.04      Reports by Issuer ......................................  42

                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE

Section 8.01      Satisfaction and Discharge of Indenture ................  42
Section 8.02      Application of Trust Money .............................  43

                                   ARTICLE IX
                            SUPPLEMENTAL INDENTURES

Section 9.01      Supplemental Indentures Without Consent of Holders ...... 43
Section 9.02      Supplemental Indentures With Consent of Holders ......... 44
Section 9.03      Execution of Supplemental Indentures .................... 46
Section 9.04      Effect of Supplemental Indentures ....................... 46
Section 9.05      Reference in Certificates to Supplemental Indentures .... 46
Section 9.06      Conformity With Trust Indenture Act ..................... 46
Section 9.07      Future Certificates ..................................... 46

                                   ARTICLE X
                           REDEMPTION OF CERTIFICATES

Section 10.01     Applicability of Article ................................ 46

                                   ARTICLE XI
                                 MISCELLANEOUS

Section 11.01     Compliance Certificates and Opinions .................... 48
Section 11.02     Form of Documents Delivered to Trustee .................. 49
Section 11.03     Acts of Holders ......................................... 50
Section 11.04     Notices, Etc. to Trustee and Issuer ..................... 50
Section 11.05     Notices and Reports to Holders; Waiver of Notices ....... 51
Section 11.06     Rules by Trustee and Agents ............................. 51
Section 11.07     Effect of Headings and Table of Contents ................ 51
Section 11.08     Successors and Assigns .................................. 51
Section 11.09     Separability ............................................ 51
Section 11.10     Benefits of Indenture ................................... 51
Section 11.11     Legal Holidays .......................................... 52
Section 11.12     Governing Law ........................................... 52
Section 11.13     Counterparts ............................................ 52
Section 11.14     Recording of Indenture .................................. 52
Section 11.15     Issuer Obligation ....................................... 52
Section 11.16     Usury ................................................... 52
Section 11.17     Conflict With Trust Indenture Act ....................... 52

                                     PARTIES

         INDENTURE, dated as of January 1, 2002 (as amended or supplemented from time to time as permitted hereby, the "Indenture"), between FOUNDATION CAPITAL RESOURCES, INC., a Georgia corporation (herein, together with its permitted successors and assigns, called the "Issuer"), and RELIANCE TRUST COMPANY, a Georgia trust company, as trustee (together with its permitted successors hereunder, the "Trustee").

                              PRELIMINARY STATEMENT

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Certificates of Indebtedness (the "Certificates"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Certificates. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                 GRANTING CLAUSE

         To secure the payment of the principal of and interest on the Certificates and the performance of the additional covenants contained in this Indenture, and in consideration of the premises and of the covenants contained herein and of the purchase of the Certificates by the Holders thereof, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer does hereby grant, bargain, sell, release, convey, assign, pledge, transfer, mortgage and confirm unto the Trustee, and grant to the Trustee a security interest in, all and each of the following property: All Mortgage Loans, Short-Term Money Market Instruments and Cash, as shall be now or hereafter actually assigned and delivered to the Trustee with respect to the Certificates, in each case delivered or intended to be delivered pursuant to the provisions of the definition of the term "Delivery" in Article I, together with all the proceeds thereof and additions thereto (herein collectively referred to as the "Pledged Assets").


         Such Grants are made, however, in trust, to secure the Certificates equally and ratably without prejudice, priority or distinction between any Certificate and any other Certificates by reason of difference in time of issuance or otherwise, and to secure (i) the payment of all amounts due on the Certificates in accordance with their terms, (ii) the payment of all other sums payable under this Indenture with respect to the Certificates and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. All terms used in the foregoing granting clauses that are defined in
Section 1.01 are used with the meanings given in said Section.

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required.

         Issuer hereby also appoints Reliance Trust Company as Registrar and Paying Agent hereunder.


                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01 General Definitions. Except as otherwise specified or as
                       -------------------
the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Trustee or of which the Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Trustee is deemed to have notice or knowledge pursuant to
Section 6.01(d).

         "Accountant": A Person engaged in the practice of accounting who
          ----------
(except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

         "Act":  With respect to any Holder, as defined in Section 11.03.
          ---

         "Affiliate": With respect to any Person, any other Person controlling
          ---------
or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent": Means either "Authenticating Agent" or "Paying Agent."
          -----

         "Authenticating Agent": When used with respect to any particular series
          --------------------
of securities means any Person named as Authenticating Agent for said series in the provisions of this Indenture creating said series until a successor Authenticating Agent therefor becomes such pursuant thereto, and thereafter "Authenticating Agent" shall mean such successor.

         "Authorized Officer": Any officer of the Issuer who is authorized to
          ------------------
act and whose name appears on a list furnished by the Issuer to the Trustee, as such list may be amended or supplemented from time to time.

         "Basic Maintenance Amount": As of any Valuation Date, the Dollar amount
          ------------------------
equal to 100% of the aggregate principal amount of the Certificates Outstanding and released from the Proceeds Escrow Agreement.

         "Board Resolution": means a copy of a resolution certified by the
          ----------------
Secretary or an Assistant Secretary of the Company to have been duly adopted by the board of directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day": Any day other than (i) a Saturday or a Sunday, or (ii)
          ------------
a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to be closed.

         "Cash":  Such coin or currency of the United States of America as at
          ----
the time shall be legal tender for payment of public and private debts.

       "Certificate of Available Eligible Collateral": A certificate,
        --------------------------------------------
substantially in the form of Exhibit B hereto, executed by an Authorized Officer
                             ---------
of the Issuer, delivered to the Trustee with respect to any required valuation of Pledged Assets subject to the Lien of this Indenture.

         "Certificate Register":  As defined in Section 2.07.
          --------------------

         "Certificate Payment Account": The trust account created and maintained
          ---------------------------
pursuant to Section 3.03, which shall be entitled "Reliance Trust Company, as trustee, in trust for registered holders of Foundation Capital Resources, Inc. 2002 Series A Certificates of Indebtedness." Certain funds deposited in the Certificate Payment Account shall be held in trust for the Certificate Holders as more fully described in Sections 3.03, 5.02 and 5.08.

         "Certificates":  Any certificates authorized by, and issued and
          ------------
delivered under, this Indenture.

         "Commission": The Securities and Exchange Commission, as from time to
          ----------
time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

         "Corporate Trust Office": The principal corporate trust office of the
          ----------------------
Trustee located at 3384 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326-1106, or at such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee.

         "Default":  Any occurrence which is, or with notice or the lapse of
          -------
time or both would become, an Event of Default.

        "Deliver" or "Delivered" or "Delivery":  When used in connection with
         -------      ---------      --------
Pledged Assets:

                  (a) with respect to Mortgage Documents or debt obligations that are not book-entry securities and are susceptible of physical delivery, when such assets, accompanied by the Required Documentation, have been physically delivered to the Trustee or its nominee (as pledgee) and (i) in the case of

Government Securities in bearer form, have been endorsed in blank or in the name of the Trustee or its nominee (as pledgee), and (ii) in the case of bankers' acceptances, commercial paper or other debt obligations, have been so registered or the transfer thereof to the Trustee or its nominee (as pledgee) has been otherwise effected in such manner that the Trustee or its nominee (as pledgee)is entitled to receive directly any payments on or with respect to such assets; or

                  (b) with respect to book-entry securities, (i) when proper notification and/or instruction for the transfer of such securities to the Trustee or its nominee (as pledgee) has been given and the relevant depositary sends the Trustee or its nominee confirmation of the "purchase" (as such term is defined in the UCC) of such book-entry securities by the Trustee or its nominee (as pledgee) and also by book-entry or otherwise identifies such book-entry securities as belonging to the Trustee or its nominee (as pledgee) in such manner that the Trustee or its nominee (as pledgee)is entitled to withdraw or to receive directly any payments on or with respect to such book-entry securities; in each case in accordance with applicable law and regulation, including, without limitation, regulations of the United States Government, the UCC and procedures of any issuer or custodian or registrar for, such book-entry security; or

                  (c) with respect to demand deposits, time deposits or non-negotiable certificates of deposit, (i) when such deposits or certificates of deposit have been transferred to the name of the Trustee or its nominee (as pledgee) together with, in the case of non-negotiable certificates of deposit, physical delivery thereof to the Trustee or its nominee (as pledgee), or (ii) when the transfer of such deposits or certificates of deposit to the Trustee or its nominee (as pledgee) has been otherwise effected in such manner that the Trustee or its nominee (as pledgee) is entitled to withdraw or to receive directly any payments on or with respect to such deposits or certificates of deposit; in each case in accordance with applicable law and regulation; or

                  (d) with respect to Cash, when such Cash is delivered to the Trustee or its nominee (as pledgee) in accordance with applicable law and regulation;


and, with respect to all such delivered items described in (a) through (d), accompanied by evidence that appropriate financing statements have been filed in each jurisdiction in which financing statements are required to be filed in order to perfect a security interest therein in favor of the Trustee.


         "Eligible Collateral": Means Eligible Mortgage Loans, Short-Term Money
          -------------------
Market Instruments and Cash.

         "Eligible Collateral Account": The trust account created and maintained
          ---------------------------
pursuant to Section 4.05, which shall be entitled "Reliance Trust Company, as trustee, in trust for Foundation Capital Resources, Inc. and Certificate Holders" Certain funds deposited in the Eligible Collateral Account shall be held in trust for the Issuer and Certificate Holders as more fully described in
Section 4.05 as Cash or in Short-Term Money Market Instruments.

         "Eligible Mortgage Loan": Means each mortgage loan, bond collateralized
          ----------------------
loan and mortgage bond, that, as of the date it is first pledged as collateral under the Indenture shall not be delinquent (no payments more than 90 days in arrears). Eligible Mortgage Loan shall include any participation interest in a mortgage loan meeting the foregoing criteria.

         "Event of Default":  The meaning specified in Section 5.01.
          ----------------

         "FDIC":  The Federal Deposit Insurance Corporation, or any successor
          ----
thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate
          -----
instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         "FNMA": The Federal National Mortgage Association, a federally
          ----
chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         "GAAP":  Shall mean generally accepted accounting principles in effect
          ----
in the United States.

         "GAAP Net Worth": Shall mean the excess of total assets of Issuer and
          --------------
its consolidated subsidiaries and Affiliates, if any, over total liabilities of Issuer of it consolidated subsidiaries and Affiliates in accordance with GAAP.

         "Government Securities": Means direct obligations of the United States
          ---------------------
of America or any agency or instrumentality thereof or obligations fully guaranteed by the United States of America or any agency or instrumentality thereof; provided that such direct obligations or guarantees are entitled to the full faith and credit of the United States of America and that any such obligations, other than United States Treasury Bills, provide that the United States of America has the obligation to repay, in a full and timely manner, any such securities.

         "Grant": To grant, bargain, sell, warrant, alienate, remise, release,
          -----
convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Pledged Loan and related Mortgage Documents, or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments hereunder, insurance proceeds, condemnation awards, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Highest Lawful Rate":  The meaning specified in Section 11.16.
          -------------------

         "Holder":  The holder of Certificates issued pursuant to this
          ------
Indenture.

         "Holder":  The Person in whose name a Certificate is registered in the
          ------
Note Register.

         "Indenture" or "This Indenture": This instrument as originally executed
          ---------      --------------
and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

         "Independent": When used with respect to any specified Person means
          -----------
such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Certificates, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor and (iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and with the approval of the Trustee, which approval shall not be unreasonably withheld, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Interest Accrual Period":  With respect to the Certificates and any
          -----------------------
Payment Date, the six months prior to such Payment Date.

         "Issuer":  Foundation Capital Resources, Inc., a Georgia corporation.
          ------

         "Issuer Order" and "Issuer Request": A written order or request that is
          ------------       --------------
dated and signed in the name of the Issuer by an Authorized Officer and delivered to the Trustee.

         "Lien":  Means any mortgage, lien, charge or encumbrance on or pledge
          ----
of or security interest in any of the Trust Estate.

         "Market Value":  As of any date the amount determined with respect to
          ------------
specific Eligible Collateral in the manner set forth below:

                  (a) as to Mortgage Certificates, the current aggregate unpaid principal balance of the Mortgage Note (as determined by the Issuer) or such lower amount reasonably determined by the Issuer to reflect circumstances such as foreclosure or other acquisition of title of the related Mortgaged Property;

                  (b) as to Short-Term Money Market Instruments, the aggregate unpaid principal amount evidenced by each such instrument (as determined by the Issuer by any reasonable method which the Issuer believes reliable, which may include the most recent report related to each such instrument received by the Issuer); and

                  (c) as to Cash, the face value thereof.

         Notwithstanding the foregoing, the Market Value of any items of Eligible Collateral of the same type may be calculated in a pooled basis, applying the foregoing procedures to the aggregate pooled balance or amount thereof.

         "Maturity": With respect to any Certificate, the date on which the
          --------
entire unpaid principal amount of such Certificate becomes due and payable as therein or herein provided, whether at the Stated Maturity of the final installment of such principal or by declaration of acceleration or otherwise.

         "Mortgage": The mortgage, deed of trust or other instrument creating a
          --------
first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         "Mortgage Documents":  The documents pertaining to a particular Pledged
          ------------------
Loan including the Required Documentation delivered to the Trustee.

         "Mortgage Loan": A mortgage bond(s) or any loan secured by (i) real
          -------------
property, including residential, commercial, multifamily, land and construction loans, located in any state, or (ii) a security interest in mortgage bonds.

         "Mortgage Note":  The original executed note or other evidence of
          -------------
indebtedness evidencing the indebtedness under a Mortgage Loan.

         "Mortgaged Property":  The underlying property securing a Pledged Loan.
          ------------------

         "Mortgagor":  The obligor(s) on a Mortgage Note.
          ---------

         "Officers' Certificate":  A certificate signed by an Authorized
          ---------------------
Officer.

         "Opinion of Counsel": A written opinion of counsel who may, except as
          ------------------
otherwise expressly provided in this Indenture, be counsel for the Issuer, and who shall be reasonably satisfactory to the Trustee.

         "Outstanding":  When used with respect to the Certificates, as of the
          -----------
date of determination, all Certificates theretofore authenticated and delivered under this Indenture except:

         (i) Certificates theretofore cancelled by the Registrar or delivered to the Registrar for cancellation; and

         (ii) Certificates or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Certificates;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Certificates Outstanding under this Indenture have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Certificates, Certificate owned by the Issuer or any Affiliate of the Issuer (unless the Issuer or such Affiliate owns all Certificates Outstanding under this Indenture, determined without regard to this clause) shall be disregarded and deemed not to be Outstanding, except upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Certificates which the trustee knows to be owned shall be so disregarded; provided, however, that Certificates so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer or any Affiliate of the Issuer.

         "Paying Agent":  The Trustee or any other Person authorized by the
          ------------
Company to pay the principal of (and premium, if any) or interest on any Certificates on behalf of the Company.

         "Payment Date":  The 1st day of July and January after the issuance of
          ------------
the Certificates or, if such day is not a Business Day, the next succeeding Business Day.

         "Person": Any individual, corporation, partnership, joint venture,
          ------
association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledged Asset Schedule": The list of Pledged Assets (as from time to
          ----------------------
time amended to reflect the addition of and the deletion of certain Pledged Assets) Granted to the Trustee pursuant to the provisions hereof and from time to time subject to this Agreement, electronically transmitted from the Issuer to the Trustee and attached as Schedule I to the Certificate of Available Eligible Collateral.

         "Pledged Assets": The Eligible Collateral that has been Delivered to
          --------------
the Trustee or its nominee (as pledgee) and made subject to the Lien of this Indenture to secure the Certificates Outstanding hereunder, including all proceeds thereof.

         "Pledged Loans": Such of the Mortgage Loans Granted to the Trustee
          -------------
pursuant to the provisions hereof as from time to time are held as a part of the Pledged Assets, the Mortgage Loans so held being identified in the Pledged Asset Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         "Principal Amount":  As of any date, the original principal amount of
          ----------------
the Certificates reduced by all amounts previously distributed to Certificate Holders as payments of principal.

         "Proceeding":  Any suit in equity, action at law or other judicial or
          ----------
administrative proceeding.

         "Proceeds Escrow Account":  The account defined in Section 3.11.
          -----------------------

         "Record Date": With respect to any Payment Date, the date on which the
          -----------
Persons entitled to receive any payment of principal of, or interest on, any Certificates (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date being the 15th day of the month prior to such Payment Date.

         "Registrar": The Trustee shall be the Registrar for the purpose of
          ---------
registering Certificates and transfers of Certificates as herein provided. Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assumes the duties of Registrar.

         "Required Documentation":  With respect to a Mortgage Loan, means:
          ----------------------

                  (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the Trustee or other custodian and accompanied by an assignment thereof and any assumption or modification agreements relating thereto together with (i) a copy of the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property and related documentation, with evidence of recording or filing thereof, in each case accompanied by an original assignment thereof, executed in blank or to the Trustee or other custodian, with evidence of recording or filing thereof; and (ii) a copy of the ALTA lender's title insurance policy, duly endorsed to show the Trustee as the assignee (or, if not yet available, a preliminary title report which will be acceptable for a period of 60 days following the Delivery of such mortgage) stating that the mortgage constitutes a valid lien on the premises described in such mortgage (which policy or title report may be subject to exceptions for permitted tax liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies);


                  (b) the bond collateralized note together with other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the Trustee or other custodian and accompanied by an assignment thereof and any assumption or modification agreements relating thereto; and

                  (c) the certificated mortgage bonds duly assigned in blank to the Trustee and the book-entry mortgage bonds have been collaterally assigned to the Trustee and the registrar thereof has confirmed the entry of the interest of the Trustee on its bond registry.


         "Responsible Officer": With respect to the Trustee, any officer in the
          -------------------
corporate trust department or similar group of the Trustee and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Sale":  The meaning specified in Section 5.18(a).
          ----

         "Securities Act":  The Securities Act of 1933, as amended.
          --------------


         "Short-Term Money Market Instrument": Any of the following instruments,
          ----------------------------------
and then only if on the date such instrument first becomes subject to the Lien of this Indenture the instrument has a remaining term to maturity not in excess of 90 days:


                  (a) Time deposits of, demand deposits in, certificates of deposit of, or bankers' acceptances issued by, any FDIC-insured depository institution; or


                  (b) Commercial paper the obligor(s) of which has a short-term commercial paper or other unsecured short-term rating in the highest rating category and a long-term debt obligation rating in one of the two highest rating categories set by a recognized rating agency.


         "Stated Maturity":  With respect to any and all Certificates, as
          ---------------
defined in Section 2.03(b).

         "Total Indebtedness": Shall mean total indebtedness for borrowed monies
          ------------------
of the Issuer and its consolidated subsidiaries and Affiliates, if any, determined in accordance with GAAP, less the amount of any nonrecourse indebtedness of the Issuer and its consolidated subsidiaries and Affiliates.

         "Trustee": Reliance Trust Company, a Georgia trust company, and any
          -------
Person succeeding as Trustee hereunder pursuant to Section 6.12 or any other applicable provision hereof.

         "Trust Estate":  Means the Proceeds Escrow Account, Pledged Assets,
          ------------
Elibible Collateral Account, Certificate Payment Account and all other amounts held by Trustee hereunder.

         "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as
          -------------------
amended, as in force and effect at the date of execution of this Indenture.

         "Valuation Date":  As to the Pledged Assets, (a) the date of issuance
          --------------
of the Certificates and (b) the last day of each calendar quarter after the Certificates are first issued.

                                   ARTICLE II
                                THE CERTIFICATES

         Section 2.01 Forms Generally. The Certificates and the Trustee's
                      ---------------
certificate of authentication shall be insubstantially the form required by this Article II. Each Certificate, issued pursuant to this Indenture shall be,
(i) in the case of certificated Certificates, substantially in the form attached hereto as Exhibit A, with such appropriate insertions, omissions,
                   ---------
substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined appropriate by the officers executing such Certificates, as evidenced by their execution thereof, and (ii) in the case of uncertificated Certificates, subject to the terms and conditions as set forth in the form attached as Exhibit A but also subject to the interest rate, maturity date and
            ---------
other information set forth in the confirmation of book entry to be provided by the Registrar. Any portion of the text of any certificated Certificates may be set forth on the reverse thereof with an appropriate reference on the face of the Certificate. The certificated Certificates may be reproduced in any manner determined by the officers executing such Certificates, as evidenced by their execution thereof.


         With respect to any Certificates to be (i) authenticated and delivered hereunder in the case of certificated Certificates or (ii) registered in the Register in the case of uncertificated Certificates, there shall be established in or pursuant to a Board Resolution and set forth in an Issuer Order, or established in one or more indentures supplemental hereto,

         (a) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Certificates is payable;

         (b) the denominations in which any of such Certificates shall be issuable;

         (c) the rate or rates at which such Certificates shall bear interest, if any, or the method or methods by which such rate or rates are to be determined, and the date(s) on which interest is payable;

         (d) the identity of the Registrar with respect to such Certificates;

         (e) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Certificates, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

         (f) if not the Trustee, the identity of each Paying Agent or Authenticating Agent with respect to such Certificates;

         (g) whether the Certificates will be certificated or uncertificated;

         (h) the terms, if any, on which the Certificates are subject to redemption prior to maturity; and

         (i) any other terms of such Certificates (which terms shall not be inconsistent with the provisions of this Indenture).

         The Board Resolution pursuant to which the above terms are established shall be delivered to the Trustee at or prior to the delivery of the Issuer Order setting forth the terms of the Certificates.

         Section 2.02  Forms of Certificates and Certificate of Authentication.
                       -------------------------------------------------------

         (a) The form of the certificated Certificates is attached hereto as Exhibit A.
---------

         (b) The form of the Trustee's certificate of authentication is as set forth on Exhibit A.
         ---------

         (c) The form of transfer and assignment is as set forth on Exhibit A.
                                                                    ---------

         Section 2.03 Certificates Issuable; Provisions With Respect to
                      -------------------------------------------------
Principal and Interest Payments.
-------------------------------

         (a) General.  The Certificates shall be designated generally as the
             -------
Foundation Capital Resources, Inc. Certificates of Indebtedness.

         (b) Subject to the provisions of Section 3.10, the aggregate principal amount of Certificates at any time outstanding which may be executed, authenticated and delivered under this Indenture is unlimited.

         (c) Stated Maturity and Payment of Principal. The Certificates will
             ----------------------------------------
mature a minimum of one year and a maximum of ten years from the date of issuance, as stated on the face of each Certificate (the "Stated Maturity"). The principal of each Certificate shall be payable at the Stated Maturity thereof unless the unpaid principal of such Certificate becomes due and payable at an earlier date by declaration of acceleration or otherwise. All cash payments made with respect to any Certificate shall be applied first to the interest then due and payable on such Certificate and then to the principal thereof.

         (d) Calculation and Payment of Interest on the Certificates. The
             -------------------------------------------------------
Certificates will bear interest upon the unpaid principal amount thereof from the date of issuance of the Certificates at the rate per annum fixed by the Issuer on the date of issuance, computed on a basis of a 360-day year of twelve 30-day months. The date of issuance shall be the date upon which Registrar has received a fully executed Subscription Agreement and good funds in payment of such Certificate. Once determined, the rate of interest payable on a Certificate will remain fixed until the Certificate matures. Interest is payable to the persons in whose names the Certificates are registered either (a) semiannually in arrears on each Payment Date or (b) for Holders of $20,000 or more of the Certificates that so elect by written notice of election filed with the Trustee, monthly in arrears on the 15th day of each month, or (c) compounding semi-annually on the Payment Date, at the Stated Maturity.

           Section 2.04  Denominations.  The Certificates shall be issued in
                         -------------
minimum denominations of $5,000. Provided that Certificates purchased pursuant to Issuer's Interest Reinvestment Plan may be purchased in any denomination.


           Section 2.05 Execution, Authentication, Delivery and Dating.
                        ----------------------------------------------
Certificated Certificates shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The signature of such officer on the Certificates may be manual or facsimile.


         Certificates bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Certificates executed on behalf of the Issuer to the Trustee (i) with respect to Certificates in certificated form, the certificates representing such Certificates for authentication, together with the Board Resolution and Officer's Certificate or supplemental indenture with respect to such Certificates and an Issuer's Order for the authentication and delivery of such

         Certificates, and (ii) with respect to Certificates in uncertificated form, the Board Resolution and Officer's Certificate or supplemental indenture with respect to such Certificates, and the Trustee in accordance with the Issuer Order and subject to the provisions hereof shall authenticate and deliver such Certificates.

         Each certificated Certificate shall be dated the date of its authentication.


         No certificated Certificate shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such certificated Certificate has been duly authenticated and delivered hereunder.

         Section 2.06 Temporary Certificates. If temporary Certificates are
                      ----------------------
issued, the Issuer will cause Certificates to be prepared without unreasonable delay. After the preparation of Certificates, the temporary Certificates shall be exchangeable for Certificates upon surrender of the temporary Certificates at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender or cancellation of any one or more temporary Certificates, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Indenture as definitive Certificates.

         Section 2.07 Initial Registration, Registration of Transfer. The
                      ----------------------------------------------
Registrant shall maintain a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Registrar shall register the Certificates and transfers of Certificates. The Trustee shall have the right to inspect such Register at all reasonable times and to rely conclusively upon a certificate of the Registrar as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates so held.

         Upon surrender for registration of transfer of any certificated Certificate at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, certificated Certificates may be exchanged for other Certificates of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Certificates to be exchanged at such office or agency. Whenever any certificated Certificates are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Certificates which the Certificate Holder making the exchange is entitled to receive. Holders may transfer ownership of an uncertificated Certificate on the Register only by written notice to the Registrar signed by the owner(s), or the owner's authorized representative, on a form to be supplied by the Registrar.


         All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificates surrendered upon such registration of transfer or exchange.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 2.08 not involving any transfer.


         Section 2.08 Mutilated, Destroyed, Lost or Stolen Certificates. If (1)
                      -------------------------------------------------
any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (2) there is delivered to the Trustee such security or indemnity as may be required by the Trustee to save the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of the same tenor, aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Certificate, a bona fide purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Issuer and the Trustee shall be entitled to recover such new Certificate from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith. If any such mutilated, destroyed, lost or stolen Certificate shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Certificate, the Issuer may pay such Certificate without surrender thereof, except that any mutilated Certificate shall be surrendered.


         Upon the issuance of any new Certificate under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Certificates duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 2.09      Payments of Principal and Interest.
                           ----------------------------------
                  (a) All payments of principal of and interest on the Certificates shall be made only to the registered Holder thereof and only from the assets of the Issuer, and each Holder of the Certificates, by its acceptance of the Certificates, agrees that it will have recourse solely against such assets of the Issuer and that the Trustee shall not be personally liable for any amounts payable, or performance due, under the Certificates or this Indenture.


                  (b) Whenever the entire remaining unpaid principal amount of any certificated Certificate will become due and payable, the Issuer shall, no later than the Record Date prior to (b) such Payment Date, mail or cause to be mailed to the Holder of such Certificate as of the close of the business on such otherwise applicable Record Date a notice to the effect that:

                  (i) the Issuer expects that funds sufficient to pay such final installment will be available on such Payment Date; and

                 (ii) if such funds are available, such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Certificate at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice).

         Section 2.10 Persons Deemed Owners. Prior to due presentment for
                      ---------------------
registration of transfer of any Certificate, the Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat the Person in whose name any Certificate is registered as the owner of such Certificate (a) on the applicable Record Date for the purpose of receiving payments of the principal of, and interest on, such Certificate and (b) on any other date for all other purposes whatsoever, whether or not such Certificate is overdue, and neither the Issuer, the Trustee, or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         Section 2.11 Cancellation. All certificated Certificates surrendered
                      ------------
for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Issuer, be then delivered to the Issuer and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Certificates shall be delivered to and held by the Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

         Section 2.12 Authentication and Delivery of Certificates. The
                      -------------------------------------------
certificated Certificates may be executed by the Issuer and delivered to the Trustee for authentication, and thereupon the same shall be authenticated for subsequent delivery to the Holders.


         Uncertificated Certificates will be evidenced by a confirmation of book entry in the Register and a statement issued by or on behalf of the Issuer to each Holder.

         Prior to the initial issuance of any Certificates, the Trustee shall have received the following:

              (a) an Issuer Order authorizing the execution, authentication and delivery of certificated Certificates or certifying the issuance of uncertificated Certificates, and, in each case, specifying the Stated Maturity, the principal amount and the Certificate interest rate, of such Certificates to be issued, together with the related Board Resolution pursuant to which the terms were established; and

              (b) evidence of the execution and delivery of this Indenture.


                                  ARTICLE III
                                   COVENANTS

          Section 3.01 Payment of Certificates. The Issuer will pay or cause to
                       -----------------------
be duly and punctually paid the principal of, and interest on, the Certificates in accordance with the terms of the Certificates and this Indenture.


          Section 3.02 Maintenance of Office or Agency. The Issuer will maintain
                       -------------------------------
in Jackson, Mississippi, an office or agency where certificated Certificates may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Certificates and this Indenture maybe served. The Issuer will give prompt written notice to the Trustee of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Trustee or if at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, Certificates may be so presented and surrendered, and such notices and demands may be made or served, at the office of the Trustee.

         The Issuer may also from time to time designate one or more other offices or agencies in or outside Jackson, Mississippi where the certificated Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 3.03 Establishment of Certificate Payment Account and Money for
                      ----------------------------------------------------------
Certificate Payments to be Held in Trust. The Issuer shall establish and
----------------------------------------
maintain with the Trustee a Certificate Payment Account for the benefit of Holders. On or prior to each Payment Date of the principal of or interest on the Certificates, the Issuer shall deposit with the Trustee a sum sufficient to pay the principal of or interest on the Certificates so becoming due, such sum to be held in trust in the Certificate Payment Account for the benefit of the Persons entitled to such principal or interest.


         Except as may otherwise be required by any applicable escheat or unclaimed property laws, any money deposited with the Trustee in trust for the payment of the principal of or interest on any Certificate which remains unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on the Issuer's Request; and the holder of such Certificate shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee with respect to such deposited amounts shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment, may at the expenses of the Issuer mail to any such holder notice that such amount remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such mailing, any unclaimed balance of such amount then remaining will be repaid to the Issuer.

         Any money deposited in the Certificate Payment Account in trust for the payment of principal of or interest on any Certificate may be invested by the Trustee at the direction of the Issuer in Short-Term Money Market Instruments and/or Government Securities having maturities no greater than thirty (30) days and subject to redemption at the option of the holder thereof at any time, provided that any risk of loss on such investments shall be borne by the Issuer.

         Section 3.04 Maintenance of Existence; Consolidation or Merger.
                      -------------------------------------------------

          (a) Subject to subsection (c) below, the Issuer will keep in full effect its existence, rights and franchises under the laws of the state of its incorporation.

          (b) The Issuer will maintain its reporting obligations under the Securities Exchange Act of 1934 for so long as any of the Certificates remain outstanding or could be issued as provided under this Indenture.


          (c) Any corporation into which the Issuer may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation, to the contrary notwithstanding.

          (d) Upon any consolidation or merger of or other succession to the Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

          Section 3.05 Warranty of Title and Authority to Pledge. The Issuer
                       -----------------------------------------
warrants that it is and will be the lawful owner of, and has and will have good and marketable title to, the Pledged Assets free and clear of all liens, other than the Lien of this Indenture and liens for taxes either not yet delinquent or being contested in good faith, and that the Issuer has not otherwise granted or assigned any security interest, lien or any other interest or participation in the Pledged Assets (or, if any such interest or participation has been granted or assigned, it has been released). The Issuer warrants that it has and will have full power and lawful authority to pledge such Pledged Assets and to assign, transfer and deliver such Pledged Assets in the manner and form aforesaid or to cause such Pledged Assets so to be assigned, transferred and delivered. The Issuer hereby does and, until the Pledged Assets are reassigned to the Issuer in accordance herewith, will warrant and defend the title of the Trustee to the Pledged Assets, whether now or hereafter pledged or assigned by the Issuer, for the benefit of the Holders of the Certificates secured by such Pledged Assets against the claims and demands of all Persons whomsoever, subject as aforesaid to the Lien of this Indenture.

         Section 3.06 Protection Of Title.  The Issuer will:
                      -------------------

             (a) promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments, governmental and other charges levied, assessed or imposed upon or against any of the Pledged Assets, including the income or profits therefrom and the interests of the Trustee and Holders in such Pledged Assets.

             (b) duly observe and conform or cause to be observed and conformed in all material respects to all valid requirements of any governmental authority imposed upon the Issuer relative to any of the Pledged Assets and all covenants, terms and conditions under or upon which any part thereof is held;

             (c) duly and promptly pay and discharge or cause to be paid and discharged all claims (including, without limitation, income taxes) which, if unpaid, might become a lien or charge upon the Pledged Assets;

             (d) as permitted by this Indenture, collect or cause to be collected all payments due on the Pledged Assets, take or cause to be taken appropriate action in connection with defaults thereunder, and otherwise service or cause to be serviced such Pledged Assets, all in accordance with the Issuer's customary practices; and

             (e) do or cause to be done all things and take or cause to be taken all actions necessary to keep the Lien of this Indenture a valid lien upon the Pledged Assets and to protect the Trustee's title to the Pledged Assets against loss by reason of any foreclosure or other proceeding to enforce any lien prior to or pari passu with the Lien of this Indenture.

         Nothing contained in this Section shall require the payment of any such tax, assessment, claim, lien or charge or the compliance with any such requirement if the validity, application or amount thereof shall be contested in good faith by the Issuer.

         Section 3.07  Negative Covenants.  The Issuer shall not:
                       ------------------

              (a) sell, transfer, exchange or otherwise dispose of any portion of the Pledged Assets except as expressly permitted by this Indenture;

              (b) dissolve or liquidate in whole or in part;

              (c) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as maybe expressly permitted hereby;

              (d) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture or as expressly permitted by this Indenture) to be created on or extended to or otherwise arise upon or burden the Pledged Assets or any part thereof or any interest therein or the proceeds thereof; or

              (e) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Pledged Assets.

         Section 3.08 Annual Statement as to Compliance. On or before 30 days
                      ---------------------------------
after the end of each calendar year, the Issuer shall deliver to the Trustee a written statement, signed by an Authorized Officer, stating that:

              (a) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer's supervision; and

              (b) to the best of such officer's knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.

         Section 3.09 Tax Treatment. The Issuer intends that each Certificate be
                      -------------
classified as debt for all purposes, and the Issuer shall treat, and each Holder by acceptance of the Certificate shall be deemed to have agreed to treat, the Certificate as debt for all tax purposes and shall make all reportings and filings in a manner consistent with such classification unless and to the extent otherwise required by an applicable taxing authority.

         Section 3.10 Financial Covenant.
                      ------------------

              (a) The ratio of (a) the Total Indebtedness of the Issuer both secured and unsecured, to (b) the GAAP Net Worth of the Issuer, is limited to no more than 3:1.

         Section 3.11 Establishment of Proceeds Escrow Account. The Issuer shall
                      ----------------------------------------
establish a Proceeds Escrow Account with the Trustee, into which all the proceeds from offering of the Certificates will be deposited other than proceeds from Certificates issued pursuant to the Interest Reinvestment Plan. All such proceeds will be held and invested by the Trustee pursuant to the terms of this Trust Indenture and the Proceeds Escrow Agreement, attached hereto as Exhibit D. Proceeds will be disbursed to pay the expenses of the offering. Any additional proceeds in excess of the amount required to pay the expenses of the offering will be released by the Trustee to the Issuer for the purposes described in the prospectus issued in connection with the offering provided however, that prior to the release of any proceeds to the Issuer, the Trustee shall have received the following:

              (a) an Issuer Order requesting the release;

              (b) a Grant and Delivery of the Pledged Assets in the Basic Maintenance Amount;

              (c) a Certificate of Available Eligible Collateral.

         Any money deposited in the Proceeds Escrow Account may be invested by the Escrow Agent at the direction of the Issuer in Short-Term Money Market Investments and/or Government Securities having maturities no greater than thirty (30) days and subject to redemption at the option of the holder thereof at any time, provided that any risk of loss on such investments shall be borne by the Issuer.

                                   ARTICLE IV
                                 PLEDGED ASSETS

         Section 4.01 Holding Of Pledged Assets.
                      -------------------------

              (a) All Eligible Collateral delivered to the Trustee as Pledged Assets shall be delivered in accordance with the definition of "Delivery" in
Section 1.01 hereof. The Issuer will deliver promptly to the Trustee such other documents as the Trustee may reasonably request in connection with the subjection at any time of any Eligible Collateral to the Lien of this Indenture to the extent contemplated hereby.

              (b) The fact that Pledged Assets are assigned without recourse shall not alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on the Certificates.

         Section 4.02 Disposition of Payments on Pledged Assets.
                      -----------------------------------------

              (a) With respect to the Pledged Assets other than Mortgage Loans the Trustee shall be entitled to withdraw or receive all payments or interest on or in respect of such Pledged Assets.

              (b) Unless and until an Event of Default shall have occurred and be continuing with respect to the Certificates, the Issuer shall be entitled to receive all payments (including, without limitation, payments upon maturity, prepayments, distributions and payments as a result of default) on or in respect of any Mortgage Loans securing such Certificates, and the Trustee shall pay over to the Issuer any such payments which may be collected or be received by the Trustee. Upon the occurrence of such an Event of Default and while it shall be continuing, the Trustee may notify third parties including mortgagors, servicing companies, trustees and paying agents of the Trustee's interest in the Pledged Assets and require that all payments made on such Pledged Assets be paid directly to it. Upon the occurrence of such an Event of Default and while it shall be continuing, if the Issuer shall receive any payments (including, without limitation, payments as a result of default) on or in respect of such Mortgage Loans, it shall hold such payments in trust for the benefit of the Trustee and the Holders, shall segregate such payments from the other property of the Issuer, and shall promptly after receipt of such payments, deliver them in the form received to the Trustee.

         Section 4.03 Consents, Waivers and Modifications.
                      -----------------------------------

              (a) Unless and until an Event of Default shall have occurred and be continuing, the Issuer shall have, without the consent of any Holder or the Trustee, full power and authority in respect of the Pledged Assets securing the Certificates, including, without limitation, the exclusive right to service and administer the Mortgage Loans, the rights to give consents or waivers upon and to make modifications respect of all Mortgage Loans, Short-Term Money Market Instruments and other securities included in such Pledged Assets (and with the same force and effect as if such Mortgage Loans, Short-Term Money Market Instruments and other securities were not part of such Pledged Assets), and from time to time were, upon Issuer Request, the Trustee shall, within two business Days after such Request, make and deliver or shall cause to be made and delivered to the Issuer or to its nominees, powers of attorney to give consents or waivers in respect of any such Mortgage Loans, Short-Term Money Market Instruments and other securities which have been transferred into the name of or delivered to the Trustee or its nominee. In addition to other rights to withdraw Pledged Assets under this Indenture, the Issuer shall be entitled to obtain delivery and/or reassignment of any Mortgage Loan, or assumption documents, with respect to which there has been a default by the mortgagor thereunder, for the purposes solely of servicing and administering such defaulted Mortgage Loans by delivery to the Trustee of an Issuer Request for the delivery or reassignment of such defaulted Mortgage Loan and stating the purpose thereof in reasonable detail. The Issuer shall redeliver and reassign the Mortgage Loan (as modified or supplemented, including, if an additional advance has been made, any Mortgage Loan evidencing such advance) to the Trustee promptly after the related action has been taken, except as otherwise permitted by this Indenture, so long as the Mortgage Loan then constitutes Eligible Collateral; provided that reassignment shall not be required if sufficient Eligible Collateral is otherwise pledged to Trustee as required hereby. Without limiting the generality of the foregoing, unless and until any such Event of Default shall have occurred and be continuing, the Issuer shall have the right, in its sole discretion, to determine whether and what, if any, action should be taken in the event of default under any Mortgage Loan, Short-Term Money Market Instrument and other security, and the Trustee shall execute any release, consent or other documentation requested by Issuer Request to confirm any action taken by the Issuer pursuant to this Section or enable such action to be taken by the Issuer. Any Issuer Request under this Section shall be accompanied by an Officers' Certificate stating that the action taken is authorized by this Indenture, that the execution of such release or consent is appropriate to confirm such action and that no Event of Default has occurred and is continuing. Except as specifically provided herein (and except for the obligation to exercise reasonable care in the custody and care of the collateral), so long as no Event of Default shall have occurred and be continuing, the Trustee shall have no other duties or responsibilities with regard to any such Mortgage Loan, Short-Term Money Market Instrument and other security assigned to it or the value of the property subject thereto.


              (b) The Issuer covenants that it will give consents and waivers, make modifications and supplements, and take other action with respect to any Mortgage Loan, Short-Term Money Market Instrument and other security included in Pledged Assets only (i) in a case by case basis in the ordinary course of its business in a manner consistent with securities and loans of the same type in its investment portfolios, (ii) in a manner consistent with the Issuer's treatment of all securities of the same type in its securities portfolios generally if such consent, waiver, modification, supplement or other action is to be other than on a case by case basis and (iii) in a manner consistent with the provisions and purposes of this Indenture.

         Section 4.04 Rights of Trustee and Issuer After Event of Default.
                      ---------------------------------------------------
Whenever in this Article it is provided that any right in respect of obligations or indebtedness forming part of the Pledged Assets delivered to the Trustee under this Indenture may be exercised by the Issuer only until an Event of Default or other default shall have occurred and be continuing, such right, nevertheless, may be exercised by the Issuer in case such an Event of Default or other default shall have occurred and be continuing if the Trustee shall in writing consent to such exercise in the specific instance, or more generally in all instances until further notice, for the purpose of transferring title to the Pledged Assets to the Trustee, or to the purchaser thereof in a sale by the Trustee, or otherwise on such conditions as the Trustee may impose.

         Section 4.05 Establishment of Eligible Collateral Account and
                      ------------------------------------------------
Investment by Trustee. The Issuer shall establish and maintain with the Trustee
---------------------
an Eligible Collateral Account. The Trustee will, if so instructed by the Issuer in writing, invest or reinvest the Cash at any time in the Eligible Collateral Account.

         Any money deposited in the Eligible Collateral Account may be invested by the Trustee at the direction of the Issuer, provided that any risk of loss on such investments shall be borne by Issuer.

         Section 4.06 Performance of Obligations. The Issuer shall not take any
                      --------------------------
action and will use its reasonable good faith efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Mortgage Documents or under any instrument included in the Pledged Assets, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Mortgage Documents, except as expressly provided or permitted in this Indenture or such Mortgage Document or other instrument or unless such action will not adversely affect the interests of the Holders.

         Section 4.07 Valuation of Pledged Assets.
                      ---------------------------
              (a) Concurrently with or prior to each withdrawal of proceeds from the sale of the Certificates from the Proceeds Escrow Account, the Issuer shall complete and deliver to the Trustee a Certificate of Available Eligible Collateral, valuing the Pledged Assets as of a date or dates not earlier than the fifth Business Day preceding the date of authentication.

              (b) The Issuer shall on each Valuation Date, calculate the Market Value of the Eligible Collateral as of such Valuation Date. The calculation of the Market Value of the Eligible Collateral shall be based on information relating to the Eligible Collateral that is dated no more than five (5) Business Days prior to such Valuation Date. On or before 5:00 p.m., Georgia time, on each Valuation Date, the Issuer shall complete and deliver to the Trustee a Certificate of Available Eligible Collateral in the form attached hereto as Exhibit B, signed by an Authorized Officer of the Issuer and setting forth the
---------
results of such calculations. In the event that the Market Value of the Eligible Collateral as of any Valuation Date is less than the Basic Maintenance Amount, the Issuer shall immediately notify the Trustee. The Issuer shall, not later than the month-end following any Valuation Date on which the Basic Maintenance Amount was not met, take such actions pursuant to Section 4.08 as may be required to cause the Market Value of the Pledged Assets to be restored to at least the Basic Maintenance Amount.

         Section 4.08 Maintenance of Eligible Collateral.
                      ----------------------------------

              (a) The Issuer covenants and agrees that, for so long as any of the Certificates are Outstanding, it will maintain, as described herein as Pledged Assets with the Trustee, Eligible Collateral having an aggregate Market Value at least equal to the Basic Maintenance Amount. In the event that the aggregate Market Value of Eligible Collateral included in the Pledged Assets as of any Valuation Date or as shown in any Certificate of Available Eligible Collateral delivered to the Trustee pursuant to Section 4.08(b) with respect to a Valuation Date is less than the Basic Maintenance Amount not later than the month-end following such Valuation Date, the Issuer shall (1) Deliver to the Trustee sufficient Eligible Collateral or (2) at the Issuer's election, deliver to the Trustee Certificates registered in the name of the Issuer or any Affiliate thereof or cancelled Certificates, a principal amount of Certificates theretofore issued and outstanding and subsequently acquired by the Issuer or such Affiliate such that (x) the aggregate Market Value of the Pledged Assets (determined as of such Valuation Date but modified to give effect, as of such Valuation Date, to the Delivery of any such additional Eligible Collateral) shall be at least equal to the Basic Maintenance Amount (determined as of such Valuation Date but modified to give effect, as of such Valuation Date, to any Certificates so registered or cancelled).


              (b) Upon delivery of any such additional Eligible Collateral or upon any such registration or cancellation or other action pursuant to Section 4.08(a), the Issuer shall concurrently deliver to the Trustee a new Certificate of Available Eligible Collateral conforming to Section 4.07(a) reflecting the action taken by the Issuer pursuant to Section 4.08(a).

              (c) In addition to deliveries of additional Eligible Collateral required pursuant to this Section, the Issuer, at any time and from time to time, may Deliver to the Trustee additional Eligible Collateral for inclusion in the Pledged Assets; provided, however, the Delivery of any such additional Eligible Collateral shall be accompanied by a Certificate of Available Eligible Collateral.

           Section 4.09 Withdrawal or Substitution of Pledged Assets.
                        --------------------------------------------

              (a) The Issuer may withdraw Pledged Assets or substitute other Eligible Collateral for Pledged Assets if, on any Valuation Date the Trustee:

                 (i) receives an Issuer Request requesting that the Pledged
                     Assets listed therein be withdrawn in accordance with this Section and listing any Eligible Collateral requested to be substituted for such Pledged Assets; and

                (ii) based upon the Certificate of Available Eligible
                     Collateral for such Valuation Date, determines that the aggregate Market Value of the Pledged Assets that would be held by it after giving effect to the withdrawal of the Pledged Assets listed in the Issuer Request referred to in Clause (i) above, and inclusion of any substitute Eligible Collateral listed in such Issuer Request, determined as of such Valuation Date, would not be less than the Basic Maintenance Amount determined as of such Valuation Date.

               (iii) The Issuer delivers to the Trustee a certificate of fair value if required by Section 314(d)(1) or Section 314(d)
                     (3) of the TIA.

Upon receiving such Issuer Request, making such determination, obtaining receipt of the items required by subsection (c) hereof, and taking Delivery of any substitute Eligible Collateral, the Trustee shall promptly release, reassign and deliver to the Issuer the Pledged Assets referred to in clause (i) above.

            (b) The Issuer may, at its option, withdraw or substitute other Eligible Collateral for Pledged Assets at any time pursuant to this Section 4.09(b), rather than pursuant to Section 4.09(a), by delivery to the Trustee of an Issuer Request requesting that Pledged Assets listed therein be withdrawn, and listing any Eligible Collateral requested to be substituted therefor, if any, whereupon the Trustee shall promptly (upon taking Delivery of any Eligible Collateral to be substituted, if any) release, reassign and deliver to the Issuer the Pledged Assets to be withdrawn. Notwithstanding the foregoing, the Issuer may not withdraw Eligible Collateral from the Pledged Assets or substitute other Eligible Collateral therefor, unless the Trustee determines, based upon the Officers' Certificate to be delivered pursuant to Section 4.09(c) and the Certificate of Available Eligible Collateral dated as of the most recent Valuation Date, that as of such date of withdrawal or substitution, the aggregate Value of the Pledged Assets that would be held by the Trustee after giving effect to such Issuer Request and to any other additions to or withdrawals from the Pledged Assets would be at least equal to the Basic Maintenance Amount determined as of such Valuation Date.

            (c) Delivery to the Trustee of any Eligible Collateral to be substituted for other Eligible Collateral being withdrawn from Pledged Assets pursuant to this Section shall be accompanied by a Certificate of Available Eligible Collateral.


            (d) Upon such withdrawal or substitution, the Trustee shall execute and deliver such instruments of transfer or assignment substantially in the form of Exhibit C hereto, or take such other action, as the Issuer shall reasonably request to vest in it full legal title and beneficial ownership of any Pledged Assets withdrawn pursuant hereto.

            (e) Notwithstanding anything in this Section to the contrary, while an Event of Default shall have occurred and be continuing, the Issuer may not make any withdrawal or substitution provided for in this Section without the consent of the Trustee.

           Section 4.10 Protection of Pledged Assets.
                        ----------------------------

            (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

                  (i) Grant more effectively all or any portion of the Pledged
                      Assets;

                 (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

                (iii) perfect, publish notice of or protect the validity of any
                      Grant made or to be made by this Indenture;

                 (iv) enforce any of the Mortgage Documents; or

                  (v) preserve and defend title to the Pledged Assets and the rights of the Trustee, and of the Holders, in the Pledged Assets against the claims of all Persons and parties.

         The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 4.10 upon Issuer's preparation of same and presentation to the Trustee for execution; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants.

                                   ARTICLE V
                             DEFAULTS AND REMEDIES

           Section 5.01 Event Of Default. "Event of Default", wherever used
                        ----------------
herein, means, with respect to Certificates issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


            (a) if the Issuer shall default in the payment when and as due of any installment of principal of or interest on any Certificate; or


            (b) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Certificates representing more than two-thirds of the aggregate Principal Amount, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (c) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Certificates representing more than two-thirds of the aggregate Principal Amount, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

            (d) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or


            (e) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

           Section 5.02 Acceleration Of Maturity; Rescission And Annulment. If
                        --------------------------------------------------
an Event of Default occurs and is continuing with respect to the Certificates, then and in every such case the Trustee or the Holders of Certificates representing more than two-thirds of the aggregate Principal Amount may declare all the Certificates to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such Certificates shall become immediately due and payable in an amount equal to:

               (i) the aggregate Principal Amount of the Certificates, and

              (ii) accrued and unpaid interest at the respective Certificate interest rates on the aggregate Principal Amount through the date of acceleration.

         At any time after such a declaration of acceleration of maturity of the Certificates has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Trustee or the Holders of Certificates representing more than a majority of the aggregate Principal Amount, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                   (1) the Issuer has paid or deposited with the Trustee in the Certificate Payment Account for the benefit of the Persons entitled to such payments a sum sufficient to pay:


                         (a) all payments of principal of, and interest on, all Certificates and all other amounts which would then be due hereunder or upon such Certificates if the Event of Default giving rise to such acceleration had not occurred; and

                         (b) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel; and

                   (2) all Events of Default, other than the nonpayment of the principal of Certificates which have become due solely by such acceleration, have been cured or waived.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         If any Event of Default shall occur and not be cured or waived within thirty (30) days thereafter, the rate of interest borne by each outstanding Certificate shall be increased by 0.50% per annum, effective on the date of the Event of Default.

           Section 5.03 Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee. The Issuer covenants that if an Event of Default shall occur and be
-------
continuing in respect to the Certificates and the Certificates have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Certificates:

               (i) the amounts specified in the first paragraph of Section 5.02,
                   and

              (ii) in addition thereto, such further amount as shall be
                   sufficient to over the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Certificates and collect, out of the Pledged Assets, wherever situated, of the Issuer, the moneys adjudged or decreed to be payable in the manner provided by law; provided, however, that neither the Trustee nor any of its agents, officers, directors, employees, successors or assigns shall be personally liable for any amounts due under the Certificates or this Indenture.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any Proceedings the Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy, including, without limitation, instituting a Proceeding prior to any declaration of acceleration of the Maturity of the Certificates for the collection of all amounts then due and unpaid on such Certificates, prosecuting such Proceeding to final judgment or decree, enforcing the same against the Issuer and collecting out of the property, wherever situated, of the Issuer the moneys adjudged or decreed to be payable in the manner provided by law.

           Section 5.04 Remedies. If an Event of Default shall have occurred
                        --------
and be continuing and the Certificates have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee (subject to Section 5.18, to the extent applicable) may do one or more of the following:

            (a) institute Proceedings for the collection of all amounts then payable on the Certificates, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due;

            (b) in accordance with Section 5.18, sell the Pledged Assets or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

            (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Pledged Assets; and

            (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Certificates hereunder.

Section 5.05      [RESERVED].

            Section 5.06 Trustee May File Proofs of Claim. In case of the
                         --------------------------------
pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Certificates or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the Certificates shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to:

                         (i) file and prove a claim for the whole amount of
                             principal and interest owing and unpaid in respect of the Certificates and file such other papers or documents and take such other actions as it deems necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such Proceeding; and

                       (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any of the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding.

         Section 5.07 Trustee May Enforce Claims Without Possession of
                      ------------------------------------------------
Certificates. All rights of action and claims under this Indenture or any of the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Certificates in respect of which such judgment has been recovered. Any surplus shall be available, in accordance with Section 5.08, for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 5.08 Application of Money Collected. If the Certificates have
                      ------------------------------
been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to the Certificates pursuant to this Article or otherwise and any monies that may then be held or thereafter received by the Trustee with respect to the Certificates shall be applied from the Certificate Payment Account for the benefit of the Persons entitled to such payments, after payment to the Trustee of such amounts as may be payable to it under Section 6.07, in the order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of, and interest on, such Certificates, upon presentation and surrender thereof:

         First:  To the payment of amounts then due and unpaid to any servicer
         -----
of the Pledged Assets, provided that such servicer is not the Issuer and such amounts are payable pursuant to the terms of a written servicing agreement;

         Second:  To the payment of amounts of interest and principal then due
         ------
and unpaid upon the Outstanding Certificates; and

         Third:  To the payment of the remainder, if any, to the Issuer or any
         -----
other Person legally entitled thereto.

         Section 5.09 Limitation on Suits. No Holder of a Certificate shall
                      -------------------
have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                           (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                           (2) Holders of Certificates representing more than two-thirds of the aggregate Principal Amount of the Certificates shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as the Trustee hereunder;

                           (3) Holder or Holders have offered to the Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

                           (4) The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

                           (5) direction inconsistent with such written request has not been given to the Trustee during such 60-day period by the Holder of Certificates representing more than one-third of the aggregate Principal Amount; it being understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Certificates or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Certificates.

           Section 5.10 Unconditional Rights of Holders to Receive Principal
                        ----------------------------------------------------
and Interest. Notwithstanding any other provision in this Indenture, other than
------------
the provisions hereof limiting the right to recover amounts due on a Certificate to recovery from the property of the Issuer, the Holder of any Certificate shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Certificate on the respective Payment Dates of such installments

(or, in the case of any Certificate called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

           Section 5.11 Restoration of Rights and Remedies. If the Trustee or
                        ----------------------------------
any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such Proceeding had been instituted.

           Section 5.12 Rights and Remedies Cumulative. No right or remedy
                        ------------------------------
herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           Section 5.13 Delay or Omission Not Waiver.  No delay or omission of
                        ----------------------------
the Trustee or of any Holder of any Certificate to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

           Section 5.14 Control by Holders. The Holders representing more than
                        ------------------
two-thirds of the aggregate Principal Amount of the Certificates shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that:

                              (1) such direction shall not be in conflict with any rule of law or with this Indenture;

                              (2) any direction to the Trustee to undertake a Sale of the Pledged Assets shall be by the Holders of Certificates representing the percentage of the aggregate Principal Amount of the Certificates specified in Section 5.18(b); and

                              (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which it determines in good faith might involve it in personal liability or expenses or would not be in the best interests of the Holders.

           Section 5.15 Waiver of Past Defaults. The Holders of Certificates
                        -----------------------
representing more than a majority of the aggregate Principal Amount of the Certificates may on behalf of the Holders of all the Certificates waive any past Default hereunder and its consequences, except a Default:

            (a) in the payment of any installment of principal of, or interest on, any Certificate which became due other tan by reason of acceleration; or

            (b) in respect of a covenant or provision hereof which under
Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

           Upon any such waiver, such Default shall cease to exist, and any Event of Default arising there from shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

           Section 5.16 Undertaking for Costs. All parties to this Indenture
                        ---------------------
agree, and each Holder of any Certificate by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate Certificates representing more than 10% of the aggregate Principal Amount of the Certificates, or to any suit instituted by any Holder for the enforcement of the payment of any installment of interest on any Certificate or for the enforcement of the payment of any installment of principal of any Certificate when due (or, in the case of any Certificate called for redemption, on or after the applicable redemption date).

           Section 5.17 Waiver of Stay or Extension Laws. The Issuer covenants
                        --------------------------------
to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.18      Sale of Pledged Assets.
                  ----------------------

            (a) The power to effect any sale (a "Sale") of any portion of the Pledged Assets pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Pledged Assets remaining unsold, but shall continue unimpaired until all of the Pledged Assets shall have been sold or all amounts payable on the Certificates and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

            (b) To the extent permitted by law, the Trustee shall not in any private or public Sale sell or otherwise dispose of the Pledged Assets, or any portion thereof in any manner which conflicts with any direction relating to the time, method and place of conducting a Sale given in writing to the Trustee by the Holders of the Certificates representing two-thirds of the aggregate Principal Amount; or

            (c) In connection with a Sale of all or any portion of the Pledged
Assets:

               (i) Trustee may bid for and purchase the property offered for Sale as Trustee on behalf of the Holders, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property for the benefit of the Holders, and may, in paying the purchase money therefor receive a credit up to the Outstanding Amount of the Certificates and accrued interest owed thereon;

              (ii) the Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the gross Sale price the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it;

             (iii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Pledged Assets in connection with a Sale thereof;

              (iv) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Pledged Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

               (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

           Section 5.19 Action on Certificates. The Trustee's right to seek and
                        ----------------------
recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of Certificates shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Pledged Assets.

                                   ARTICLE VI
                                   THE TRUSTEE

           Section 6.01 Duties of Trustee.
                        -----------------

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

                (i) The Trustee need perform only those duties that are
                    specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture; and

               (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (i) This paragraph does not limit the effect of subsection (b)
                    of this Section;

               (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.14 or Section 5.18.

            (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(c), 5.01(d) or 5.01(e) or any Default described in) or 5.01(b) unless a Responsible Officer assigned to and working in the Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates generally, the Issuer, the Pledged Assets or this Indenture.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Pledged Assets; provided, however, that, except as provided in the first sentence of this Section 6.01(e), the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its reasonable fees and expenses; and provided further, however, that nothing in this Section 6.01(e)shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the amounts due the Trustee pursuant to Section 6.07.

            (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

            (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Pledged Assets following an Event of Default and a consequent declaration of acceleration of the Maturity of the Certificates, whether such extinguishment occurs through a Sale of the Pledged Assets to another Person, the acquisition of the Pledged Assets by the Trustee or otherwise, the rights, powers and duties of the Trustee with respect to the Pledged Assets (or the proceeds thereof) and the Holders and the rights of Holders shall continue to be governed by the terms of this Indenture.

           Section 6.02 Notice of Default. Within 90 days after the occurrence
                        -----------------
of any Event of Default known to the Trustee, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default of the type described in Section 5.01(a), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Certificates; and provided, further, that in the case of any other Event of Default no such notice to Holders of the Certificates shall be given until at least 30 days after the occurrence thereof.

           Section 6.03  Rights of Trustee.  Except as otherwise provided in
                         -----------------
Section 6.01 hereof:

            (a) the Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, Certificate or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the board of directors may be sufficiently evidenced by a written resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, Certificate, note or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, on reasonable prior notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney, during the Issuer's normal business hours; provided that the Trustee shall and shall cause its agents to hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that uch disclosure is consistent with its obligations hereunder;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

           Section 6.04 Not Responsible For Recitals or Issuance of
                        -------------------------------------------
Certificates. The recitals contained herein and in the Certificates, except the
------------
certificates of authentication on the Certificates, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Pledged Assets or as to the validity or sufficiency of this Indenture or of the Certificates. The Trustee shall not be accountable for the use or application by the Issuer of the Certificates or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

           Section 6.05 May Hold Certificates. The Trustee, any Agent, or any
                        ---------------------
other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee, Agent or such other agent.

           Section 6.06 Money Held In Trust. Money held by the Trustee in trust
                        -------------------
hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments which are obligations of the Trustee, in its commercial capacity, and income or other gain actually received by the Trustee on investments, which are obligations of others.

           Section 6.07 Compensation and Reimbursement.  The Issuer agrees:
                        ------------------------------

            (a) subject to any separate written agreement with the Trustee, to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (c) to indemnify the Trustee and its employees, directors, officers and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                   (i) with respect to any such claim, the Trustee shall have given the Issuer written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (ii) while maintaining absolute control over its own defense, the Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

                 (iii)   notwithstanding anything to the contrary in this
                         Section 6.07(c), the Issuer shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Issuer which shall not be unreasonably withheld.

         (iv)(d) As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien ranking senior to the lien of the Certificates with respect to which any claim of the Trustee under this Section arose upon all the Trust Estate. The Trustee shall not institute any Proceeding seeking the enforcement of such lien against the Trust Estate unless such Proceeding is in connection with a Proceeding in accordance with
Article V for enforcement of the lien of this Indenture after the occurrence of an Event of Default (other than an Event of Default arising solely from the Issuer's failure to pay amounts due the Trustee under this

Section 6.07) and a resulting declaration of acceleration of Maturity of the Certificates which has not been rescinded and annulled.

           Section 6.08 Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.09.

            (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by the Issuer, except if an Event of Default has occurred and is continuing, by delivery of written notice to the Trustee, or by Act of the Holders representing more than 50% of the aggregate Principal Amount of the Certificates, delivered to the Trustee and to the Issuer.

            (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, except during the continuance of an Event of Default by an Issuer Order shall promptly appoint a successor Trustee has not been appointed by the Issuer and accepted such appurtenant, successor trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Trustee shall be appointed by Act of the Holders of Certificates representing more than 50% of the aggregate Principal Amount of the Certificates delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (e) The Issuer or the Trustee on behalf of Issuer, shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Certificates by mailing written notice of such event to the Holders as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

           (f) If at any time:

                     (i) the Trustee shall fail to comply with Section 6.11
                         after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Certificate for at least six months, or

                    (ii) the Trustee shall cease to be eligible under Section
                         6.12 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

                   (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.16 any Holder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           Section 6.09 Acceptance of Appointment by Successor. Every successor
                        --------------------------------------
Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor

Trustee, subject nevertheless to its lien, if any, provided for in Section 6.07 and upon full payment of all amounts owing to it, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

           Section 6.10 Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business Of Trustee. Any corporation into which the Trustee may be merged or
-------------------
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Trustee had authenticated such Certificates.

           Section 6.11 Disqualification; Conflicting Interests. Irrespective of
                        ---------------------------------------
whether this Indenture is qualified under the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310
(a)(5), the Trustee shall always have a combined capital and surplus as stated in Section 6.12. The Trustee shall be subject to TIA Section 310(b).

           Section 6.12 Corporate Trustee Required; Eligibility. There shall at
                        ---------------------------------------
all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $500,000 subject to supervision or examination by Federal or State authority and having an office within the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the affect hereinafter specified in this Article.

           Section 6.13 Preferential Collection of Claims Against Issuer. If this Indenture is qualified under the TIA, the Trustee shall be subject to TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), and a Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                   ARTICLE VII
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

           Section 7.01 Issuer to Furnish Trustee Names and Addresses of
                        ------------------------------------------------
Holders.
-------

            (a) The Issuer shall cause the Registrar to furnish or cause to be furnished to the Trustee(i) semi-annually beginning with the initial issuance of Certificates, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Certificates and (ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer or Registrar of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished.

           Section 7.02 Preservation of Information.
                        ---------------------------

            (a) The Trustee shall hold as confidential and preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list, if any, furnished to the Trustee. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

            (b) If this Indenture is qualified under the TIA, Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or under the Certificates.

            (c) If this Indenture is qualified under the TIA, the Issuer, the Trustee and the Registrar shall have the protection of TIA Section 312(c).

           Section 7.03 Reports by Trustee.
                        ------------------

            (a) If this Indenture is qualified under the TIA, then within 30 days after May 15 of each year (the "reporting date"), commencing with the year after the issuance of the Certificates, (1) in the circumstance required by TIA
Section 313(a), the Trustee shall mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), (ii) the Trustee shall also mail to Holders of Certificates with respect to which it has made advances any reports with respect to such advances that are required by TIA
Section 313(b)(2) and (iii) the Trustee shall also mail to Holders of Certificates any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(3), 313(b)(1) (if applicable) or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the aggregate Principal Amount of the then Certificates covered by the report. The Trustee shall comply with TIA Section 313(c) with respect to any reports required by this Section 7.03(a).

            (b) If this Indenture is qualified under the TIA, a copy of each report required under this Section 7.03 shall, at the time of such transmission to Holders of Certificates, be filed by the Trustee with the Commission and with each securities exchange upon which the Certificates are listed. The Issuer will notify the Trustee when the Certificates are listed on any securities exchange

           Section 7.04 Reports by Issuer. If this Indenture is qualified under
                        -----------------
the TIA, the Issuer (a) shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and (b) shall also comply with the other provisions of TIA Section 314(a).

           The Issuer will send to each Holder within 120 days after the end of each fiscal year an annual report containing audited financial statements of the Issuer. The Issuer will include with such financial statements a statement setting forth the remaining balance of the Certificates held by each Holder on the last day of the preceding fiscal year.


                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE

           Section 8.01 Satisfaction and Discharge of Indenture. Whenever the
                        ---------------------------------------
following conditions shall have been satisfied:

           (a) either

               (i) all Certificates theretofore authenticated and delivered or registered (other than (i) Certificates which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Certificates for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

               (ii) all Certificates not theretofore delivered to the Trustee for cancellation

                    (1) have become due and payable, or

                 (2) will become due and payable at the Stated Maturity of the final installment of the principal thereof, or

                 (3) the Issuer, in the case of clauses (ii) (1) or (ii)(2) above, has deposited or caused to be deposited with the Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Certificates not theretofore delivered to the Trustee for cancellation, for principal and interest to the Stated Maturity of their entire unpaid principal amount and in the case of Certificates which were not paid at the Stated Maturity of their entire unpaid principal amount, for all overdue principal and all interest payable on such Certificates to the next succeeding Payment Date therefor;

            (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

            (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with; then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby shall cease to be of further effect, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all Pledged Assets, cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses
(a)and (b) above.

           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to the Issuer and the Holders under Section 3.03, the obligations of the Trustee to the Holders under Section 8.02 and the provisions of Article II with respect to lost, stolen, destroyed or mutilated Certificates, registration of transfers of Certificates and rights to receive payments of principal of, and interest on, the Certificates shall survive.

           Section 8.02 Application of Trust Money. All money deposited with the
                        --------------------------
Trustee pursuant to Sections 3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Certificates and this Indenture, to the payment, either directly or through the Issuer or any paying agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.


                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

           Section 9.01 Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------
Without the consent of the Holders of any Certificates, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (a) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property (and to provide for the method of valuation of the same);

            (b) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Certificates, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

            (c) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Certificates contained;

            (d) to add to the covenants of the Issuer, for the benefit of the Holders of all Certificates or to surrender any right or power herein conferred upon the Issuer;

            (e) to provide for an alternative method of valuation of the Pledged Assets in order to adapt valuation methods provided in this Indenture to changes in generally accepted methods of valuation of such Pledged Assets, provided such action is not inconsistent with the purposes of this Indenture and, in such connection and otherwise, to amend the method of calculation of Market Value and the definitions of Eligible Collateral, and Basic Maintenance Amount, provided that such action shall not adversely affect the interests of the Holders of the Certificates;

            (f) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect the interests of the Holders of the Certificates;

            (g) to provide for additional Certificates issued by the Issuer pursuant to Section 9.07 hereof; or

            (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA.

           The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise except to the extent required by law.

           The Trustee may in its discretion determine whether or not the rights of the Holder of Certificates would be adversely affected by any supplemental indenture, and any such determination shall be conclusive upon the Holders of all Certificates, whether theretofore or thereafter authenticated and delivered hereunder. In making such determination, a supplemental indenture shall be conclusively deemed by the Trustee not to adversely affect the Certificates if the supplemental indenture effects no change in principal payment, interest rates, substitution of Pledged Assets, Payment Dates, Record Dates, or other payment terms. The Trustee shall not be liable for any such determination made in good faith.

            Section 9.02 Supplemental Indentures With Consent of Holders. With
                         -----------------------------------------------
the consent of the Holders of Certificates representing not less than two-thirds of the aggregate Principal Amount of the Certificates by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Certificates under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

            (a) change the Stated Maturity of the final installment of the principal of, or any installment of interest on, any Certificate or reduce the principal amount thereof or the Certificate Interest Rate thereon, change any place of payment where, or the coin or currency in which, any Certificate or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Certificate on or after the Stated Maturity thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Certificate on or after the Stated Maturity of the final installment of the principal thereof;

            (b) reduce the percentage of the aggregate Principal Amount of the Certificates, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

            (c) modify any of the provisions of this Section, Section 5.14 or
Section 5.18(b) except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Certificate affected thereby;

            (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

            (e) except as expressly permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the Lien or terminate the Lien on any property at any time subject thereto or deprive the Holder of any Certificate of the security afforded by the Lien; or

            (f) modify any of the provisions of this Indenture in such manner as to materially and adversely affect rights of the Holders of the Certificates to the benefits of any provisions for the mandatory redemption of Certificates contained herein.

           The Trustee may in its discretion determine whether or not the rights of the Holders of Certificates would be materially and adversely affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Certificates authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

           It shall not be necessary for any Act of Holders of the Certificates under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Certificates to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

           Section 9.03 Execution of Supplemental Indentures. In executing, or
                        ------------------------------------
accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

           Section 9.04 Effect of Supplemental Indentures. Upon the execution of
                        ---------------------------------
any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Certificates to which such supplemental indenture relates which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

           Section 9.05 Reference in Certificates to Supplemental Indentures.
                        ----------------------------------------------------
Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Certificates so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Certificates.

           Section 9.06 Conformity With Trust Indenture Act. Every supplemental
                        -----------------------------------
indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

           Section 9.07 Future Certificates. The Issuer shall have the right to
                        -------------------
issue additional Certificates to be secured hereby, provided the Issuer is not in default under any provision of this Trust Indenture. Such additional Certificates shall be issued pursuant to resolution duly adopted by the governing body of the Issuer; provided, however, that the additional Certificates are issued pursuant to a supplement to this Trust Indenture. An executed copy of said Supplemental Trust Indenture, signed by the Trustee, shall serve as a modification of this Indenture. Such additional Certificates shall be of equal standing and priority with the other series of Certificates secured hereby.

                                   ARTICLE X
                           REDEMPTION OF CERTIFICATES

            Section 10.01     Applicability of Article.
                              -------------------------

            Certificates of any series are redeemable before their Stated Maturity in accordance with this Article.

           (1) The election of the Issuer to redeem any Certificates shall be evidenced by a Board Resolution or an Officers' Certificate. The Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Certificates to be redeemed.

           (2) If less than all the Certificates of any series are to be redeemed, the particular Certificates to be redeemed shall be selected by the Trust from the Outstanding Certificates of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Certificates of such series or any integral multiple thereof) of the principal amount of Certificates of such series of a denomination larger than the minimum authorized denomination for Certificates of such series; provided, however, that if, as indicated in an Officers' Certificate, the Issuer shall have offered to purchase all Certificates then Outstanding of any series, and less than all of such Certificates shall have been tendered to the Issuer for such purchase, the Trustee, if so directed by Issuer Order, shall select for redemption all such Certificates which have not been so tendered.

            The Trustee shall promptly notify the Issuer in writing of the Certificates selected for redemption and, in the case of any Certificates selected to be redeemed in part, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Certificates shall relate, in the case of any Certificates redeemed or to be redeemed only in part, to the portion of the principal amount of such Certificates which has been or is to be redeemed.

           (3) Notice of redemption of Certificates shall be given in the manner provided in Section 11.05 to the Holders to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

            All notices of redemption shall state:

                (a)  the Redemption Date,

                (b)  the Redemption Price,

                (c) if less than all the Certificates of any series are to be redeemed, the identification of the particular Certificates to be redeemed and the portion of the principal amount of any Certificate to be redeemed in part,

                (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Certificate to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                (e) the place or places where such Certificates are to be surrendered for payment of the Redemption Price, and

            (4) With respect to any notice of redemption of Certificates at the election of the Issuer, unless, upon the giving of such notice, such Certificates shall be deemed to have been paid in accordance with Section 8.01, such notice may state that such redemption shall be conditional upon the receipt by the Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Certificates and that if such money shall not have been so received such notice shall be of no force or effect and the Issuer shall not be required to redeem such Certificates. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.

            Notice of redemption of Certificates to be redeemed at the election of the Issuer, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

            (5) Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Certificates or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Certificates or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Certificate for redemption in accordance with such notice, such Certificate or portion thereof shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that any installment of interest on any Certificate the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Certificate, registered as such at the close of business on the related Record Date according to the terms of such Certificate.

            (6) Any Certificates which is to be redeemed only in part shall be surrendered (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Certificate of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Certificate so surrendered.

                                   ARTICLE XI
                                  MISCELLANEOUS

            Section 11.01 Compliance Certificates and Opinions. Upon any
                          ------------------------------------
application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall include:

               (a) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

               (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            Section 11.02 Form of Documents Delivered to Trustee. In any case
                          ---------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which this other certificate or opinion is based are erroneous. Any such Issuer certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(ii).

            Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

Section 11.03     Acts of Holders.
                  ---------------

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Certificates may be embodied in any evidence by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

                (c) The ownership of Certificates shall be proved by the Register.

                (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificates shall bind the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not any notation of such action is made upon such Certificates.

            Section 11.04 Notices, Etc. to Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

               (a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office;

               (b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Sections 5.01(b) and (c)) if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to it at Foundation Capital Resources, Inc., 733 North State Street, Jackson, Mississippi 39202-3006, or at any other address previously furnished in writing to the Trustee by the Issuer.

            Section 11.05 Notices and Reports to Holders; Waiver of Notices.
                          -------------------------------------------------
Where this Indenture provides for notice to Holders of any event or the mailing of any report to Holders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage prepaid, to each Holder affected by such event or to whom such report is required to be mailed, at the address of such Holder as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Holders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Holder shall affect the sufficiency of such notice or report with respect to other Holders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

            Where this Indenture provides for notice in any manner, such notice maybe waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by any Holder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

            Section 11.06     Rules by Trustee and Agents.  The Trustee may make
                              ---------------------------
reasonable rules for any meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 11.07 Effect of Headings and Table of Contents. The Article
                          ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 11.08 Successors and Assigns. All covenants and agreements
                          ----------------------
in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

            Section 11.09 Separability. In case any provision in this Indenture
                          ------------
or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.10 Benefits of Indenture. Nothing in this Indenture or in
                          ----------------------
the Certificates, expressed or implied, shall give to any Person, other than the parties hereto and their successors here under and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 11.11 Legal Holidays. In any case where the date of any
                          --------------
Payment Date, or the Stated Maturity or any other date on which principal of, or interest on, any Certificate is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or the Stated Maturity or other date for the payment of principal of, or interest on, any Certificate, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

           Section 11.12 Governing Law. This Indenture and each Certificate
                         -------------
shall be construed in accordance with and governed by the substantive laws of the State of Georgia applicable to agreements made and to be performed in the State of Georgia and the obligations, rights and remedies of the parties hereto and the Holders shall be determined in accordance with such laws.

           Section 11.13 Counterparts. This instrument may be executed in any
                         ------------
number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           Section 11.14 Recording of Indenture. This Indenture is subject to
                         ----------------------
recording in any appropriate public recording office, such recording to be effected by the Issuer and at its expense.

            Section 11.15 Issuer Obligation. No recourse may be taken, directly
                          -----------------
or indirectly, against (i) any holder of a beneficial interest in the Issuer (solely in its capacity as such), (ii) any incorporator, subscriber to the capital stock, stockholder, partner, beneficiary, agent, officer, director, employee, or successor or assign of a holder of a beneficial interest in the Issuer, (iii) any manager, or any stockholder, officer, director or employee of any manager, or any predecessor of successor of any manager, or (iv) any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Trustee or any predecessor or successor of the Trustee with respect to the Issuer's obligation with respect to the Certificates or the obligation of the Issuer or the Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith.

           Section 11.16 Usury. The amount of interest payable or paid on any
                         -----
Certificate under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum no usurious rate of interest allowed by the applicable laws of the United States or the State of Georgia (whichever shall permit the higher rate), which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Certificate, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, refund the amount of such excess or, at the option of the Trustee, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid.

           Section 11.17 Conflict With Trust Indenture Act. If any provision
                         ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

         IN WITNESS WHEREOF, each party has caused this Indenture to be executed by its duly authorized officer or officers as of the day and year first above written.

Signed, sealed and delivered                  ISSUER:
in the presence of:

_______________________________               FOUNDATION CAPITAL RESOURCES
Unofficial Witness

_______________________________               By:______________________________
Notary Public                                 Name:____________________________
                                              Title:___________________________

       [NOTARIAL SEAL]

Commission Expiration Date:
______________________________

Signed, sealed and delivered                  TRUSTEE:
in the presence of:
_______________________________               RELIANCE TRUST COMPANY, as Trustee
Unofficial Witness

_______________________________               By:_______________________________
Notary Public                                 Name:_____________________________
                                              Title:____________________________
       [NOTARIAL SEAL]

Commission Expiration Date:
______________________________

        EXHIBIT A FORM OF FACE OF CERTIFICATED SIMPLE INTEREST CERTIFICATE

No.  _______________                                           $________________
                                             Date of Issuance:  ________________

                       FOUNDATION CAPITAL RESOURCES, INC.

                          Certificates of Indebtedness

         FOUNDATION CAPITAL RESOURCES, INC., a Georgia corporation (hereinafter called the "Issuer," which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to____________________________, or its registered assigns (the "Holder") the principal sum of _________________________ Dollars ($_______) on
____________(the "Stated Maturity" of said principal sum), and to pay interest upon the unpaid amount of such principal sum from the date of issuance, semi-annually on the 1st of July and the 1st day of January commencing on ___________________ (each an "Interest Payment Date"), at the rate of _____% per annum, until the principal is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of _________,2001 (the "Indenture") executed by Reliance Trust Company, Trustee (the "Trustee," which term includes any successor Trustee under the Indenture) and the Issuer. Payment of principal and interest on this Certificate shall be subject and pursuant to the provisions of the Indenture.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an authorized officer of the Issuer as of the date of issuance set forth above.

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Indenture.

                                        RELIANCE TRUST COMPANY, as Trustee



                                        By:___________________________________
                                           Authorized Officer

                        [FORM OF REVERSE OF CERTIFICATE]

         This Certificate is one of an authorized issue of Certificates of the Issuer known as its "Certificates of Indebtedness" (the "Certificates"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the nature and extent of the property assigned, pledged, delivered, transferred and mortgaged thereunder, the rights, duties and obligations of the Holders of the Certificates, the Trustee and the Issuer, and terms under which the Certificates are authenticated, issued and secured. By receiving and holding this Certificate, the Holder hereof accepts and agrees and is subject to all of the terms and provisions of the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Certificates under the Indenture at anytime by the Issuer with the consent of the Holders of not less than a majority in aggregate principal amount of the Certificates at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Certificates at the time Outstanding, on behalf of the Holders of all the Certificates, to waive compliance by the Issuer with certain provisions of the Indenture, and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of the Certificates shall be conclusive and binding upon the holder of this Certificate and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Indenture also permits certain amendments, waivers and consents by the Company and the Trustee without the consent of the Holders of any of the Certificates.

         In any case where any Interest Payment Date or the Stated Maturity shall not be a Business Day in Georgia, then any payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day in Georgia with the same force and effect as if made on the Interest Payment Date or the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity to such next succeeding Business Day.

         If any Event of Default with respect to the Certificates shall occur, the principal of this Certificate may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

         The Certificates are authorized and issuable only as registered Certificates without coupons in minimum denominations of $5,000 except Certificates issued pursuant to the Issuer's Interest Reinvestment Plan may be issued in any denomination.

         Prior to the due presentment for registration of transfer, the Issuer and the Trustee and any agent of the Issuer or the Trustee shall treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Certificate be overdue, and neither the Issuer nor the Trustee nor any agent of either of them shall be affected by notice to the contrary.

         As provided in the Indenture, this Certificate shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia.


                                    TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (Please print or typewrite name and address of Assignee) __________________________________ (Please insert Social Security or tax identification number of Assignee) the within Certificate, and all rights thereunder, hereby irrevocably constitution and appointing_____________________ Attorney to transfer said Certificate on the books of the Issuer with full power of substitution in the premises.

Dated:____________________________



__________________________________
Signature of Transferor

         NOTICE: The signature to this transfer must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever. If required by the Issuer, the signature must be guaranteed by a commercial bank or trust company or by a member of a signature guaranty medallion program. Notarized or witnessed signatures are not acceptable.

                                    EXHIBIT A

            FORM OF FACE OF CERTIFICATED COMMAND INTEREST CERTIFICATE

No.  _______________                                           $________________
                                             Date of Issuance:  ________________

                       FOUNDATION CAPITAL RESOURCES, INC.

                          Certificates of Indebtedness

         FOUNDATION CAPITAL RESOURCES, INC., a Georgia corporation (hereinafter called the "Issuer," which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to____________________________, or its registered assigns (the "Holder") the principal sum of _________________________ Dollars ($_______) on
____________(the "Stated Maturity" of said principal sum), and to also pay on the stated maturity interest upon such principal sum from the date of issuance compounded semi-annually on the 1st of July and the 1st day of January commencing on ___________________ at the rate of _____% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of _________, 2002 (the "Indenture") executed by Reliance Trust Company, Trustee (the "Trustee," which term includes any successor Trustee under the Indenture) and the Issuer. Payment of principal and interest on this Certificate shall be subject and pursuant to the provisions of the Indenture.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an authorized officer of the Issuer as of the date of issuance set forth above.

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Indenture.

                                          RELIANCE TRUST COMPANY, as Trustee



                                          By:_________________________________
                                             Authorized Officer

                                    EXHIBIT B

                  CERTIFICATE OF AVAILABLE ELIGIBLE COLLATERAL

                               DATED _____________

         I, the undersigned officer of Foundation Capital Resources, Inc. (the "Issuer"), in connection with the Indenture, dated as of _______, 2001 (the "Indenture"), between the Issuer and Reliance Trust Company, trustee (the "Trustee"), do hereby certify that I am an officer of the Issuer holding the office set forth beneath my signature below and do hereby certify as to the following statements below. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Indenture.

                  (i) that attached hereto is a Pledged Asset Schedule prepared by the Issuer as of the date of this Certificate (the "Applicable Valuation Date") and that to the best of my knowledge the information contained in the Schedule attached hereto is accurate and correct and was prepared in accordance with the terms of the Indenture;

                  (ii) the Issuer has calculated the Market Value of each item of the Pledged Assets as of a date within five Business Days of the Applicable Valuation Date with the related calculations being set forth in the Schedule attached hereto, determined pursuant to the definitions of "Market Value" contained in the Indenture;

                  (iii) the Issuer has calculated the Basic Maintenance Amount for the Certificates as of the Applicable Valuation Date, such calculation being set forth on the Schedule attached hereto;

                  (iv) the Issuer has determined that the Market Value of the Pledged Assets equals or exceeds the Basic Maintenance Amount;

                  (v) as of the Applicable Valuation Date, each item of Pledged Assets as set forth in the Schedule attached hereto is Eligible Collateral and each such item of the Pledged Assets set forth in the Schedule attached hereto conforms in all material respects to the definition of such item contained in the Indenture;

                  (vi) as of the Valuation Date:

                       (a) the Issuer is not in Default under, and the
                  issuance of the Certificates will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Indenture or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Certificates have been complied with;

                       (b) the Issuer is the owner of Pledged Assets, free
                  and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Pledged Assets (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Pledged Assets to the Trustee;

                       (c) the Issuer has Granted to the Trustee all of its
                  right, title and interest in each of the Pledged Assets; and

                       (d) the ratio of (a) the Total Indebtedness of the
                  Issuer, both secured and unsecured, to (b) the GAAP Net Worth of the Issuer, is no more than 3:1.

         IN WITNESS WHEREOF, I have hereunto set my name this __ day of _______.


                                           FOUNDATION CAPITAL RESOURCES, INC.

                                      By:____________________________________
                                      Name:__________________________________
                                      Title:_________________________________

                             SCHEDULE I TO EXHIBIT B

                             PLEDGED ASSET SCHEDULE

                                    EXHIBIT C

                   REASSIGNMENT AND DELIVERY OF PLEDGED ASSETS

         Reliance Trust Company, Trustee (the "Trustee"), under the Indenture dated as of _______, 2002, between Foundation Capital Resources, Inc. (the "Issuer") and the Trustee, has received an Officers' Certificate requesting withdrawal with respect to the Pledged Assets, dated _______________.

         The Trustee hereby releases, reassigns and delivers to the Issuer the property identified in such Officers' Certificate, where appropriate accompanied by the documentation reasonably requested by the Issuer to effect the registration of the same in the name of the Issuer, if the Issuer so requests.

         The Trustee therefore releases, reassigns and delivers such property to the Issuer; the Trustee believes (without having undertaken a legal review) that such release, reassignment and delivery fully releases and discharges the security interest created under the aforementioned Indenture in such property.

Dated:
       ______________________

                                             RELIANCE TRUST COMPANY


                                             By:_____________________________
                                             Name:___________________________
                                             Title:____________________________

                                    EXHIBIT D

                            PROCEEDS ESCROW AGREEMENT

           THIS AGREEMENT made and entered into as of the ___ day of ___________, 2002, by and among FOUNDATION CAPITAL RESOURCES, INC., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter referred to as "Issuer"), RELIANCE TRUST COMPANY, a Georgia bank and trust company (hereinafter referred to as "Escrow Agent"), and RIVES LEAVELL & CO., INC. (hereinafter referred to as "Broker").

                              W I T N E S S E T H:
                               - - - - - - - - - -

           WHEREAS, Issuer desires to issue its 2002 Series A Certificates of Participation ("Certificates") pursuant to a Trust Indenture between Issuer and Reliance Trust Company, as Trustee, dated as of January 1, 2002 (hereinafter referred to as the "Trust Indenture"); and

           WHEREAS, the Issuer and the Broker, as Issuer's agent, intend to sell the Certificates on a best-efforts basis; and

           WHEREAS, the terms of the aforesaid offering require that the proceeds to the Issuer from the sale of the Certificates ("Proceeds") be held in escrow with the Escrow Agent;

           NOW, THEREFORE, it is hereby agreed by and among the parties as follows:

           1. CERTIFICATE FINANCING.
              ---------------------

           This Agreement is being executed as part of a financing arrangement involving the issuance of the Certificates, the execution of the Trust Indenture, Prospectus, and other related documents, all of which are incorporated herein by this reference. All defined terms not otherwise defined herein shall have the meaning ascribed to them in the Trust Indenture.

           2. FUNDS TO BE PLACED IN ESCROW.
              ----------------------------

           All Proceeds from all sales of the Certificates shall be paid to the Escrow Agent to be held in a fund known as the "Foundation Capital Resources, Inc. 2002 Series A Escrow Account" (the "Escrow Account"). The Issuer and Broker shall cause any checks received by them in payment for the Certificates to be payable to the Escrow Agent. Notwithstanding the foregoing proceeds from the sale of Certificates under Issuer's Interest Reinvestment Plan shall not be escrowed with Escrow Agent.

           3. DUTY OF THE ESCROW AGENT.
              ------------------------

           The sole duty of the Escrow Agent shall be to receive the Proceeds and hold them and disburse them in accordance with the terms hereof. The Escrow Agent shall be under no duty to make certain that the Issuer and Broker are complying with the requirements of this Agreement.

           4. DISBURSEMENT.
              ------------

           The Escrow Account shall be disbursed by the Escrow Agent to or for the benefit of the Issuer as provided herein. Prior to any disbursement, Escrow Agent shall have received:

            (a) a written request from the Issuer;

            (b) a Grant and Delivery of Pledged Assets together with the
                Required Documentation equal to the Basic Maintenance Amount;
                and

            (c) a Certificate of Available Eligible Collateral.

Notwithstanding the foregoing, no draw request shall be required for payment of fees and expenses of Trustee or Broker.

         5. USE OF PROCEEDS.
            ---------------

         The Proceeds from the offering will be used in the following order of priority: to (i) pay the expenses incurred by the Issuer in connection with the offering, including broker fees and sales commissions, legal and accounting fees and expenses, title fees, trustee fees, printing expenses and miscellaneous expenses and contingencies; and (ii) to fund the acquisition or making of mortgage loans, to purchase mortgage loans, to repay any borrowings incurred to acquire mortgagee loans and for general working capital and other purposes. Any Proceeds in excess of the amount required to pay the expenses of the offering will be released by Escrow Agent to Issuer subject to the collateral assignment and pledge of Eligible Collateral in the Basic Maintenance Amount as such terms are defined in the Trust Indenture.

           6. TERMINATION.
              -----------

          (A) This Agreement shall terminate when the Certificates have been sold or all unsold Certificates cancelled and the Escrow Account has been fully disbursed.

          (B) Upon any termination of this Agreement after all obligations to the Certificate holders, Broker, and Escrow Agent have been met, any balance in the Escrow Account shall be disbursed to the Issuer.

           7. MAINTENANCE OF FUND.
              -------------------

           Escrow Agent shall hold the escrow funds in trust, commingled with similar funds of other issuers, but shall maintain detailed records to reflect the share thereof attributable to each issuer. Any money deposited in the Proceeds Escrow Account may be invested by the Escrow Agent at the direction of the Issuer in Short-Term Money Market Investments and/or Government Securities having maturities no greater than thirty (30) days and subject to redemption at the option of the holder thereof at any time, provided that any risk of loss on such investments shall be borne by the Issuer. Escrow Agent shall furnish periodic statements to Issuer reflecting all receipts and disbursements from the Escrow Account.

            8. INTEREST.
               --------

            Escrow Agent shall pay to the Issuer all interest and other earnings on the escrowed funds in the Escrow Account less a management fee as set forth in the separate fee agreement made a part hereof by reference. Escrow Agent shall credit interest earned to the Escrow Account monthly.

            9. CONTROVERSY.
               -----------

            If any controversy arises between the parties hereto or with any third person, the Escrow Agent shall not be required to determine the same or to take any action but may await the settlement of any such controversy by final appropriate legal proceeding, or otherwise as the Escrow Agent may require, or the Escrow Agent may, in its discretion, institute such appropriate interpleader or other proceedings in connection therewith as it may deem proper, notwithstanding anything in this Agreement to the contrary. In any such event, the Escrow Agent shall not be liable for interest or damages to the Issuer or the Certificate holders.

           10. ESCROW AGENT'S AND BROKER'S LIABILITY.
               -------------------------------------

           The Escrow Agent's and Broker's obligations and duties in connection herewith are confined to those specifically enumerated in this Agreement. The Escrow Agent and Broker shall not be in any manner liable or responsible for the sufficiency, correctness, genuiness or validity of any instruments received by or deposited with them or with reference to the form of execution thereof, or the identity, authority or rights of any person executing, delivering, or depositing same, and neither the Escrow Agent nor the Broker shall be liable for any loss that may occur by reason of forgery, false representation or the exercise of their discretion in any particular manner or for any other reason, except for their own negligence or willful misconduct. In addition to the foregoing, Escrow Agent shall be entitled to all the privileges, rights, benefits, and immunities provided to the Trustee in the Trust Indenture.

         11. ESCROW AGENT'S COMPENSATION.
             ---------------------------

         Escrow Agent shall receive compensation for its services as set forth in a separate agreement between the Issuer and the Escrow Agent.

         12. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW.
             --------------------------------------------

         The terms and conditions of this Agreement shall be binding on the heirs, executors and assigns, creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue as such Escrow Agent, then the other parties to this Agreement may substitute a bank or trust company to serve as Escrow Agent. Any apportionment of the fees will be subject to agreement of the parties.

         13. MODIFICATION.
             ------------

         This Agreement shall not be modified in any respect without prior written approval of the Escrow Agent and the Issuer.

         14. CHOICE OF LAW.
             -------------

         This Agreement shall be subject in all respects to the laws of the State of Georgia.

         15. ATTORNEYS' FEES.
             ---------------

         In the event that this Agreement results in litigation between the parties hereto, the prevailing party as determined by the court shall be entitled to be paid a reasonable amount for attorneys' fees incurred in connection with enforcing its rights pursuant to the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed as of the day and year first above written.

                               ISSUER:

                               FOUNDATION CAPITAL RESOURCES, INC.

                               By:____________________________________
                               Name:_________________________________
                               Title:__________________________________

                               ESCROW AGENT:

                               RELIANCE TRUST COMPANY

                               By:____________________________________
                               Name:_________________________________
                               Title:__________________________________

                               BROKER:

                               RIVES LEAVELL & COMPANY, INC.

                               By:____________________________________
                               Name:_________________________________
                               Title:__________________________________